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                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Directors and Stockholders
   of Cabot Corporation

        We consent to the incorporation by reference in the Registration Statement of Cabot Corporation on Form S-8 of our reports dated October 29, 1993, on our audits of the consolidated financial statements and financial statement schedules of Cabot Corporation as of September 30, 1993 and 1992, and for the years ended September 30, 1993, 1992 and 1991, which reports are incorporated by reference in and included in the Company's 1993 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                                     /S/ COOPERS & LYBRAND
                                                      COOPERS & LYBRAND


Boston, Massachusetts
May 13, 1994